CUSIP No. 152418109                                          Page 21 of 29 Pages

                                                                      EXHIBIT 14


                               Mr. Richard Lashley
                                 2 Trinity Place
                                Warren, NJ 07059




May 29, 2003



VIA TELEFAX AND OVERNIGHT DELIVERY
----------------------------------

Ms. Rhoda K. Astone
Secretary and Clerk
Central Bancorp, Inc.
399 Highland Avenue
Somerville, MA 02144

         Re: Notice of Intent to Nominate One Director
             -----------------------------------------

Dear Ms. Astone:

     This letter constitutes a notice of intent by Richard Lashley to nominate one person for election as director of Central Bancorp, Inc. (the "Company") at the 2003 Annual Meeting of Stockholders of the Company. This notice is being provided to you pursuant to Section (A) of Article VI(D) of the Company's Articles of Organization. Mr. Lashley owns of record 100 shares (as evidenced by the attached certificate #CB0089) and 500 shares in street name, of the Company's common stock, par value $1.00 per share (the "Common Stock"). Mr. Lashley also beneficially owns an additional 153,168 shares of Common Stock. By the fact of Mr. Lashley's submission of this notice of intent to nominate, it is his understanding the Company is now obligated under the federal securities laws to obtain pre-approval by the United States Securities and Exchange Commission of its proxy materials.

     Mr. Lashley hereby notifies the Company pursuant to Section (A) of Article VI(D) of the Company's Articles of Organization that he intends to nominate himself for election to the Board of Directors of the Company at the 2003 Annual Meeting of Stockholders of the Company. Enclosed is Mr. Lashley's written consent to be named in his proxy statement and to serve as a director of the Company if elected.

     Set forth below is certain information, including that required by Article VI(D) of the Company's Articles of Organization. The information set forth below responds fully to

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CUSIP No. 152418109                                          Page 22 of 29 Pages

all of the requirements of Article VI(D). Mr. Lashley is aware this nomination letter may be received by the Company prior to the dates prescribed by the Company's Articles of Organization, however, he wanted to provide advance notice to the Company so that the Company can advise him if the Company needs additional information.

     (i)  As to the proposed nominee:

A.   Name, Age, Business Address and Residence Address

Name                    Age      Business Address             Residence Address
----                    ---      ----------------             -----------------
Richard Lashley         44                                    2 Trinity Place
                                 PL Capital, LLC              Warren, NJ  07059
                                 466 Southern Blvd.
                                 Adams Bldg.
                                 Chatham, NJ  07928

B.   Principal Occupation or Employment


Richard Lashley:    Current: Managing Member of PL Capital, LLC (General Partner
                    of Financial Edge Fund, LP and Financial Edge Strategic
                    Fund, LP) and Managing Member of Goodbody/PL Capital, LLC
                    (General Partner of Goodbody/PL Capital, LP), collectively, a member of the "PL Capital Group" (which consists of the entities defined in a Schedule 13D with respect to the Common Stock, originally filed on July 19, 2001, as amended). Member, Board of Directors, Security Financial
                    Bancorp, Inc., St. John, Indiana. Member, Board of
                    Directors, Franklin Bancorp, Inc., Southfield, Michigan. CPA
                    (New Jersey-status inactive)

                    Former: 12 years with KPMG Peat Marwick LLP in a variety of positions serving the banking industry (1984-1996). Former Director, Haven Bancorp, Inc., Westbury, NY.

C.   Shares Owned Either Beneficially or Of Record

Name of Nominee         Class                                  Amount
---------------         -----                                  ------

Richard Lashley         Common (of Record)                     100
                        Common (street name)                   500
                        Common (beneficial)                    153,168 (1)

(1)  Through the PL Capital Group, of which Mr. Lashley is a member.

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CUSIP No. 152418109                                          Page 23 of 29 Pages

D.   Interest of Certain Persons in Matters to be Acted Upon

     Except as otherwise set forth herein, Mr. Lashley is not or was not, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital, LLC (of which Mr. Lashley is a managing member) is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Financial Edge Fund and Financial Edge Strategic.

     Goodbody/PL Capital, LLC (or which Mr. Lashley is a managing member) is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Goodbody/PL Capital, LP.

     Except as otherwise set forth herein, neither Mr. Lashley nor any of his associates, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.   Other Information

Directorships of Other Publicly Owned Companies:
-----------------------------------------------

     Mr. Lashley is a director of Security Financial Bancorp, Inc., a savings and loan holding company based in St. John, Indiana (symbol: SFBI) and Franklin Bancorp, Inc., a national bank holding company based in Southfield, Michigan (symbol: FBCP).

Material Proceedings Adverse to the Company:
-------------------------------------------

     Except as noted below, to Mr. Lashley's knowledge, there are no material proceedings to which either he, or any associate of his, is a party adverse to the Company or any of its subsidiaries, and neither him nor any associate of his has a material interest adverse to the Company or any of its subsidiaries. Richard Lashley is a named party in the three related cases described below. Mr. Lashley is a defendant, and also a counter-claim and third party plaintiff, in an action styled Nancy D. Neri, et al. v. PL Capital, LLC, et al., civil action number 03-10179-EFH. This matter is pending (but stayed in favor of the state court actions described below) in the United States District Court for the District of Massachusetts. In addition, Mr. Lashley is a plaintiff in an action styled PL Capital, LLC, et al. v. Central Bancorp, Inc., et al., civil action number 03-0554-BLS, pending in the Business Litigation Session of the Superior Court of Massachusetts, and a defendant in consolidated action 03-2287-BLS, styled Central Bancorp, Inc., et al. v. PL Capital, LLC, et al., pending in that same court.

Transactions In Stock of the Company:
------------------------------------


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CUSIP No. 152418109                                          Page 24 of 29 Pages

     The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Lashley or other entities constituting the PL Capital Group. All transactions are purchases unless otherwise identified.

Transactions by Mr. Lashley:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            8/9/01                          100
------------------------------- ----------------------------
           1/28/02                          500
------------------------------- ----------------------------

Transactions by Mr. Garrett Goodbody (1):
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            1/7/02                         1000
------------------------------- ----------------------------
           2/20/02                         4000
------------------------------- ----------------------------

     (1) Mr. Goodbody passed away on May 2, 2003 and is no longer a member of the PL Capital filing Group with respect to the Common Stock.

Transactions by Mr. Richard Fates:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            1/8/02                          300
------------------------------- ----------------------------
            1/9/02                          100
------------------------------- ----------------------------
           1/10/02                          100
------------------------------- ----------------------------

Transactions by Financial Edge Fund, LP:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           5/30/01                         8000
------------------------------- ----------------------------
            6/4/01                         2000
------------------------------- ----------------------------
            6/5/01                         2000
------------------------------- ----------------------------
            6/8/01                         5000
------------------------------- ----------------------------
           6/11/01                         6500
------------------------------- ----------------------------
           6/12/01                         4000
------------------------------- ----------------------------
           6/13/01                         3400
------------------------------- ----------------------------
           6/14/01                         4000
------------------------------- ----------------------------
           6/18/01                         2500
------------------------------- ----------------------------
           6/19/01                         2500
------------------------------- ----------------------------
            7/9/01                         4400
------------------------------- ----------------------------
           7/16/01                         1500
------------------------------- ----------------------------
           7/17/01                          500
------------------------------- ----------------------------
           7/18/01                          600
------------------------------- ----------------------------
           7/20/01                         1400
------------------------------- ----------------------------
           7/24/01                         2100
------------------------------- ----------------------------
           10/25/01                        5000
------------------------------- ----------------------------
       11/26/01 (sale)                    (2500)
------------------------------- ----------------------------
           1/17/02                         2500
------------------------------- ----------------------------
           1/28/02                         2500
------------------------------- ----------------------------
           1/30/02                         24000
------------------------------- ----------------------------
           1/31/02                         14000
------------------------------- ----------------------------

Transactions by Financial Edge Strategic Fund, LP:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            6/4/01                         4900
------------------------------- ----------------------------

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CUSIP No. 152418109                                          Page 25 of 29 Pages

------------------------------- ----------------------------
           6/11/01                         4600
------------------------------- ----------------------------
            7/9/01                         2400
------------------------------- ----------------------------
           12/31/01                        3600
------------------------------- ----------------------------
           1/15/02                         1700
------------------------------- ----------------------------
           1/16/02                         2500
------------------------------- ----------------------------
           12/9/02                         3900
------------------------------- ----------------------------

Transactions by Goodbody/PL Capital, LP:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           5/30/01                         7000
------------------------------- ----------------------------
           6/11/01                         2500
------------------------------- ----------------------------
           1/30/02                         2668
------------------------------- ----------------------------

Transactions by Archimedes Overseas LTD (2):
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           5/30/01                         3000
------------------------------- ----------------------------
           1/30/02                         1000
------------------------------- ----------------------------
        2/20/02 (sale)                    (4000)
------------------------------- ----------------------------

     (2) Archimedes Overseas LTD. has not owned any Common Stock since 2/20/02 and is not a member of PL Capital filing group with respect to the Common Stock.

     Certain funds expended to date in the foregoing transactions may have been provided, from time to time, in part by margin account loans from subsidiaries of Bear Stearns Securities Corp. ("Bear Stearns") and CS First Boston (formerly Donaldson Lufkin Jenrette Securities Corp.) ("CSFB/DLJ"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bear Stearns or CSFB/DLJ, if any, were made in margin transactions on those firms' usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. There are no margin loans outstanding in any of the entities holding the Common Stock at this time.

Arrangements or Understandings with Other Persons
-------------------------------------------------

     Mr. Lashley, as a Managing Member of PL Capital, LLC, is provided indemnity by the Financial Edge Fund, LP and Financial Edge Strategic Fund, LP for any costs, expenses or liabilities he or PL Capital, LLC may incur in connection with their management of those LP's, including the intended solicitation of proxies for use at the 2003 Annual Meeting of Stockholders of the Company. Mr. Lashley, as a Managing Member of Goodbody/PL Capital, LLC, is provided indemnity by Goodbody/PL Capital, LP for any costs, expenses or liabilities he or Goodbody/PL Capital, LLC may incur in connection with their management of Goodbody/PL Capital, LP, including the intended solicitation of proxies for use at the 2003 Annual Meeting of Stockholders of the Company.

     Mr. Lashley has no other arrangement or understanding with any other person or entity pursuant to which he was or is to be selected as a director or nominee for election as a director

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CUSIP No. 152418109                                          Page 26 of 29 Pages

of the Company.

Absence of any Family Relationships:
-----------------------------------

     Mr. Lashley has no family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings:
---------------------------------------------------

          As to Mr. Lashley:

          Since January 1, 1998, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Lashley. In addition, since January 1, 1998 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which he is or was a general partner, or any company or business association of which he is or was an executive officer.

          Since January 1, 1998 Mr. Lashley has not been convicted in a criminal proceeding nor has he been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          Since January 1, 1998, Mr. Lashley has not been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          Since January 1, 1998, Mr. Lashley has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

          Since January 1, 1998, Mr. Lashley has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to

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CUSIP No. 152418109                                          Page 27 of 29 Pages

     have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions:
-------------------------------

          As to Mr. Lashley:

          a. Since January 1, 2002, neither Mr. Lashley nor any member of his immediate family has had any material interest in any transaction or any series of similar transactions to which the Company or any of its subsidiaries was a party, and neither Mr. Lashley nor any member of his immediate family has any material interest in any currently proposed transaction, or series of similar transactions to which the Company or any of its subsidiaries is a party.

          Since January 1, 2002, Mr. Lashley has had no relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 2002, Mr. Lashley has not been an executive officer, director, or partner of, or has he owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

          i. Any organization that has made or proposes to make payments to the Company or any of its subsidiaries for property or services;

          ii. Any organization to which the Company or any of its subsidiaries was indebted;

          iii. Any organization to which the Company or any of its subsidiaries has made or proposes to make payments for property or services; or

          iv. Any organization that provided legal services or investment banking services to the Company or any of its subsidiaries.

               Since January 1, 2002, neither Mr. Lashley, nor any member of his immediate family or any firm, company or organization of which he is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which he has a substantial beneficial interest or as to which he serves as a trustee or in a similar capacity, was indebted to the Company or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance
---------------------

     Mr. Lashley is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

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CUSIP No. 152418109                                          Page 28 of 29 Pages

(ii) As to the Nominator, Mr. Lashley:

     A.   Name and Record Address

          Mr. Richard Lashley
          2 Trinity Place
          Warren, NJ 07059

     No other stockholder other than members of the PL Capital Group is known to Mr. Lashley to be supporting Mr. Lashley as a nominee.

     B.   Beneficial Ownership

     Mr. Lashley is the record owner of 100 shares of Common Stock, 500 shares of Common Stock in street name and the beneficial owner of an additional 153,168 shares of Common Stock, par value $1.00 per share, of the Company.


                                Very truly yours,

                                ----------------------------------
                                Richard Lashley

CUSIP No. 152418109                                          Page 29 of 29 Pages

                           CONSENT OF PROPOSED NOMINEE

     I, Richard Lashley, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Central Bancorp, Inc. for use in voting at the 2003 Annual Meeting of Stockholders of Central Bancorp, Inc. and I hereby consent and agree to serve a director of Central Bancorp, Inc. if elected at such Annual Meeting.


                                 ---------------------------------
                                 Richard Lashley

Dated:  May 29, 2003